UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014 (July 29, 2014)

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

245-249 West 17th Street

On July 29, 2014, New York REIT, Inc. (the “Company”), through its operating partnership, entered into a purchase and sale agreement to acquire the fee simple interest in two contiguous institutional-quality office buildings located at 245-249 West 17th Street in the Chelsea neighborhood of Manhattan. The sellers of the property are 245 West 17th Street Property Investors II, LLC and 249 West 17th Street Property Investors II, LLC. The sellers have no material relationship with the Company and the acquisition will not be an affiliated transaction.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to certain conditions customary to closing. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the buyer and sellers.

The contract purchase price of the property is $335.0 million, exclusive of closing costs. The Company was required to make a $33.5 million nonrefundable deposit upon the execution of the purchase and sale agreement. The Company intends to fund the purchase of the property through available cash on hand and borrowings under the Company’s revolving credit facility.

The property contains approximately 282,000 rentable square feet and is 99% leased. The property’s largest tenant is Twitter, Inc., which represents 75% of annualized cash rental income. The remaining two tenants are Room & Board, Inc., which represents 23% of annualized cash rental income, and Flywheel Sports, Inc., which represents 2% of annualized cash rental income.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for each of such three tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Twitter, Inc.	January 2014	April 2025	214,765	$14.7 million(1)	2% annually and 10% in April 2020	Two five-year options
Room & Board, Inc.	January 2014	October 2034	60,062	$4.7 million(2)	9% every three years and 15% in 2026	One five-year option
Flywheel Sports, Inc.	November 2013	May 2024	3,656	$0.3 million	3% annually	One five-year option

(1)           Rent commences between April and August 2015.

(2)           Rent commences in October 2014.

A copy of the press release announcing the Company’s entry into the purchase and sale agreement to acquire the property is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: July 31, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and
Chairman of the Board of Directors